U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                   FORM 8-K/A



                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of Earliest Event Reported): December 31, 1999



                                  iEXALT, INC.
               (Exact Name of Registrant as Specified in Charter)


                                     NEVADA
                         (State or Other Jurisdiction of
                         Incorporation or Organization)

                 00-09322                                75-1667097
        (Commission File Number)                     (I.R.S. Employer
                                                    Identification No.)


                       4301 WINDFERN, HOUSTON, TEXAS 77041
           (Address of principal executive offices including zip code)


                                 (281) 600-4000
              (Registrant's telephone number, including area code)



          (Former name or former address, if changed since last report)

ITEM 1. CHANGES IN CONTROL OF REGISTRANT

        Inapplicable.

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

      On January 14, 2000, iExalt, Inc., a Nevada corporation ("Company"), completed in an arms-length transaction the acquisition of all of the issued and outstanding stock of First Choice Marketing, Inc.("First Choice"), a Texas corporation, in exchange for 2,727,000 shares of Company common stock. The shareholders of First Choice are entitled to additional consideration of up to 999,999 shares of Company common stock over a three-year period provided certain earnings goals are met by First Choice and Messrs. Dahl and Haenes remain in the employ of the Company. Messrs. Dahl and Haenes entered into three-year employment agreements with the Company and were awarded 300,000 stock options vesting over three years subject to their continued employment. The transaction was accounted for as a purchase. In February 2000, Mr. Haenes resigned from employment with the Company and agreed to return 425,000 shares of Company common stock and to have the 150,000 stock options that had been issued to him canceled.

ITEM 3. BANKRUPTCY OR RECEIVERSHIP

        Inapplicable.

ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

        Inapplicable.

ITEM 5. OTHER EVENTS

        Inapplicable.

ITEM 6. RESIGNATIONS OF REGISTRANT'S DIRECTOR

        Inapplicable.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

        The Stock Purchase Agreement with First Choice Marketing, Inc. is attached hereto as Exhibit 1.1.

        (a) Financial Statements of Business Acquired.

                The appropriate financial statements are filed herewith as Annex A.

        (b) Pro Forma Financial Information.

                The appropriate pro forma financial information relating to the acquisition is filed herewith as Annex A.

ITEM 8. CHANGE IN FISCAL YEAR

        Inapplicable.



                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                                     IEXALT, INC.



                                                     By: /s/ JONATHAN GILCHRIST
                                                             Jonathan Gilchrist,
                                                             Secretary



DATE:   March 15, 2000

                                    EXHIBITS




EXHIBIT
NO.                                                                         PAGE
-------                                                                     ----

1.1         Stock Purchase Agreement with First Choice Marketing, Inc.       A-1


(1) Previously filed as an exhibit to the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on January 27, 2000 and incorporated herein by reference.

ANNEX A

                           ACCOUNTANTS' REVIEW REPORT


To the Board of Directors and Shareholders of First Choice Marketing, Inc.
Houston, Texas


We have reviewed the accompanying balance sheet of First Choice Marketing, Inc. as of December 31, 1999, and the related statements of operations, changes in shareholders' equity (deficit) and cash flows for the three months then ended, in accordance with Statements on Standards for Accounting and Review Services issued by the American Institute of Certified Public Accountants. All information included in these financial statements is the representation of the management of First Choice Marketing, Inc.

A review consists principally of inquiries of Company personnel and analytical procedures applied to financial data. It is substantially less in scope than an audit in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the accompanying financial statements in order for them to be in conformity with generally accepted accounting principles.



/s/ HARPER & PEARSON COMPANY

Houston, Texas
March 13, 2000

                          INDEPENDENT AUDITOR'S REPORT



Board of Directors and Stockholders
First Choice Marketing, Inc.
7676 Hillmont, Suite 128
Houston, Texas   77040



We have audited the accompanying balance sheet of First Choice Marketing, Inc. as of September 30, 1999, and the related statements of income, retained earnings, and cash flows for the nine-month period then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of First Choice Marketing, Inc. as of September 30, 1999, and the results of operations and its cash flows for the nine-month period from then ended in conformity with generally accepted accounting principles.



/s/ ZEPEDA & ASSOCIATES, LC

Houston, Texas
December 15, 1999

                          INDEPENDENT AUDITOR'S REPORT



To the Board of Directors and Shareholders of First Choice Marketing, Inc.
Houston, Texas


We have audited the accompanying balance sheet of First Choice Marketing, Inc. as of December 31, 1998 and the related statements of operations, changes in shareholders' equity (deficit) and cash flows for the period May 6, 1998 (date of inception) through December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of First Choice Marketing, Inc. at December 31, 1998 and the results of its operations and its cash flows for the period May 6, 1998 (date of inception) through December 31, 1998, in conformity with generally accepted accounting principles.



/s/ HARPER & PEARSON COMPANY

Houston, Texas
March 13, 2000

                                                    FIRST CHOICE MARKETING, INC.
                                                                  BALANCE SHEETS
--------------------------------------------------------------------------------

                                                DECEMBER 31,          SEPTEMBER 30,          DECEMBER 31,
                                                    1998                  1999                   1999
                                                ------------          ------------           ------------
                                                  (Audited)             (Audited)             (Unaudited)
ASSETS

 CURRENT ASSETS
       Cash and cash equivalents ............     $   5,040             $  46,688             $   8,264
       Prepaid expenses .....................         9,248                  --                    --
                                                  ---------             ---------             ---------
 TOTAL CURRENT ASSETS .......................        14,288                46,688                 8,264

 PROPERTY AND EQUIPMENT
       Furniture and fixtures ...............           950                 7,764                 7,764
       Computer systems and equipment .......        40,920                74,692                77,851
       Office equipment .....................           501                 3,356                 3,356
                                                  ---------             ---------             ---------
                                                     42,371                85,812                88,971
       Less - accumulated depreciation ......        (6,684)              (14,416)              (18,692)
                                                  ---------             ---------             ---------
                                                     35,687                71,396                70,279

 OTHER ASSETS
       Deferred income tax benefit ..........          --                  37,211                  --
       Deposits .............................          --                   2,675                 2,675
                                                  ---------             ---------             ---------
                                                       --                  39,886                 2,675
                                                  ---------             ---------             ---------
                                                  $  49,975             $ 157,970             $  81,218
                                                  =========             =========             =========

LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)

 CURRENT LIABILITIES
       Notes payable ........................     $    --               $ 100,000             $ 156,000
       Accounts payable .....................         1,900                 6,687                16,437
       Other accrued liabilities ............          --                   1,469                 6,007
                                                  ---------             ---------             ---------
       TOTAL CURRENT LIABILITIES ............         1,900               108,156               178,444

 LOANS FROM SHAREHOLDERS ....................        55,697                 2,087                 2,087
 SHAREHOLDERS' EQUITY (DEFICIT)
       Preferred stock, par value $.001,
         5,000,000 shares authorized, no
         shares issued and outstanding ......          --                    --                    --

       Common stock, par value $.001,
         1,000 shares authorized, 1,000
         issued and outstanding at
         December 31, 1998; 20,000,000
         shares authorized, 2,707,000
         outstanding at September 30, 1999
         and 2,727,000 issued and
         outstanding at December 31, 1999 ...             1                 2,707                 2,727

       Additional paid-in capital ...........           999               154,793               159,783

       Retained deficit .....................        (8,622)             (109,773)             (261,823)
                                                  ---------             ---------             ---------
       TOTAL SHAREHOLDERS' EQUITY (DEFICIT)          (7,622)               47,727               (99,313)
                                                  ---------             ---------             ---------
                                                  $  49,975             $ 157,970             $  81,218
                                                  =========             =========             =========

See accompanying notes and accountants' reports.

                                                    FIRST CHOICE MARKETING, INC.
                                                        STATEMENTS OF OPERATIONS
--------------------------------------------------------------------------------

                                                                     NINE MONTHS        THREE MONTHS            YEAR
                                                 INCEPTION TO           ENDED               ENDED              ENDED
                                                 DECEMBER 31,       SEPTEMBER 30,       DECEMBER 31,        DECEMBER 31,
                                                    1998                1999                1999                1999
                                                  (Audited)           (Audited)         (Unaudited)         (Unaudited)

REVENUES ...................................     $  14,078           $  45,377           $  10,547           $  55,924
                                                 ---------           ---------           ---------           ---------


COST AND EXPENSES

     Cost of sales .........................         1,548               8,285              11,514              19,799

     Selling, general & administrative .....        14,468             167,001             103,625             270,626

     Depreciation expense ..................         6,684               7,732               4,276              12,008
                                                 ---------           ---------           ---------           ---------

                                                    22,700             183,018             119,415             302,433
                                                 ---------           ---------           ---------           ---------


OPERATING LOSS .............................        (8,622)           (137,641)           (108,868)           (246,509)

OTHER INCOME (EXPENSE)

     Interest expense ......................           -                  (721)             (5,971)             (6,692)
                                                 ---------           ---------           ---------           ---------


NET LOSS BEFORE INCOME TAXES ...............        (8,622)           (138,362)           (114,839)           (253,201)


INCOME TAX (EXPENSE) BENEFIT ...............           -                37,211             (37,211)                -
                                                 ---------           ---------           ---------           ---------


NET LOSS ...................................     $  (8,622)          $(101,151)          $(152,050)          $(253,201)
                                                 =========           =========           =========           =========

 See accompanying notes and accountants' reports.

                                                    FIRST CHOICE MARKETING, INC.
                         STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY (DEFICIT)
--------------------------------------------------------------------------------

                                                          COMMON                        ADDITIONAL
                                                          STOCK           COMMON         PAID IN         RETAINED
                                                          SHARES          STOCK          CAPITAL         DEFICIT            TOTAL
                                                        ---------       ---------       ---------        ---------        ---------

   Issuance of common stock .....................           1,000       $       1             999                         $   1,000

   Net loss .....................................            --              --              --             (8,622)          (8,622)
                                                        ---------       ---------       ---------        ---------        ---------
Balance at December 31, 1998 (Audited) ..........           1,000               1             999           (8,622)          (7,622)

   Issuance of common stock .....................         388,000             388         153,794             --            154,182

   Issuance of common stock to employees ........       2,318,000           2,318            --               --              2,318

   Net loss .....................................            --              --                           (101,151)        (101,151)
                                                        ---------       ---------       ---------        ---------        ---------
Balance at September 30, 1999 (Audited) .........       2,707,000           2,707         154,793         (109,773)          47,727

   Issuance of common stock .....................          10,000              10           4,990             --              5,000

   Issuance of common stock to employees ........          10,000              10            --               --                 10

   Net loss .....................................            --              --              --           (152,050)        (152,050)
                                                        ---------       ---------       ---------        ---------        ---------

Balance at December 31, 1999 (Unaudited) ........       2,727,000       $   2,727       $ 159,783        $(261,823)       $ (99,313)
                                                        =========       =========       =========        =========        =========

 See accompanying notes and accountants' reports.

                                                    FIRST CHOICE MARKETING, INC.
                                                        STATEMENTS OF CASH FLOWS
--------------------------------------------------------------------------------

                                                                INCEPTION      NINE MONTHS     THREE MONTHS       YEAR
                                                                   TO             ENDED           ENDED           ENDED
                                                               DECEMBER 31,    SEPTEMBER 30,   DECEMBER 31,    DECEMBER 31,
                                                                  1998            1999             1999            1999
                                                                ---------       ---------       ---------       ---------
                                                                (Audited)       (Audited)      (Unaudited)     (Unaudited)

 CASH FLOWS FROM OPERATING ACTIVITIES:
       Net loss ............................................    $  (8,622)      $(101,151)      $(152,050)      $(253,201)
                                                                ---------       ---------       ---------       ---------
Adjustments to reconcile net loss to net cash
  used by operating activities:
                Depreciation ...............................        6,684           7,732           4,276          12,008
                Non cash expenses ..........................         --            17,500              10          17,510
                Deferred tax benefit .......................         --           (37,211)         37,211            --
                Change in operating assets and liabilities:
                     Prepaid expense .......................       (9,248)          9,248            --             9,248
                     Deposits ..............................         --            (2,675)           --            (2,675)
                     Accounts payable ......................        1,900           4,787           9,750          14,537
                     Other accrued liabilities .............         --             1,469          10,538          12,007
                                                                ---------       ---------       ---------       ---------
       Total Adjustments ...................................         (664)            850          61,785          62,635
                                                                ---------       ---------       ---------       ---------

       Net Cash Used by Operating Activities ...............       (9,286)       (100,301)        (90,265)       (190,566)
                                                                ---------       ---------       ---------       ---------

 CASH FLOWS FROM INVESTING ACTIVITIES
       Purchase of property and equipment ..................      (42,371)        (43,441)         (3,159)        (46,600)
                                                                ---------       ---------       ---------       ---------
       Net Cash Used by Investing Activities ...............      (42,371)        (43,441)         (3,159)        (46,600)
                                                                ---------       ---------       ---------       ---------

 CASH FLOWS FROM FINANCING ACTIVITIES
       Changes in loans from shareholders ..................       55,697         (14,610)           --           (14,610)
       Issuance of debt ....................................         --           100,000          50,000         150,000
       Proceeds from issuance of common stock ..............        1,000         100,000           5,000         105,000
                                                                ---------       ---------       ---------       ---------
       Net Cash Provided by Financing Activities ...........       56,697         185,390          55,000         240,390
                                                                ---------       ---------       ---------       ---------
NET INCREASE (DECREASE) IN CASH ............................        5,040          41,648         (38,424)          3,224
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD                     --             5,040          46,688           5,040
                                                                ---------       ---------       ---------       ---------
CASH AND CASH EQUIVALENTS AT END OF PERIOD .................    $   5,040       $  46,688       $   8,264       $   8,264
                                                                =========       =========       =========       =========

See accompanying notes and accountants' reports

                                                    FIRST CHOICE MARKETING, INC.
                                                   NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE A      BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING
            POLICIES

            First Choice Marketing, Inc. (the Company) was formed on May 6, 1998 in the State of Texas. The Company utilizes independent sales representatives to market and sell a variety of products and services at discounted prices for the individual, home and business throughout the United States.

            MANAGEMENT'S ESTIMATES - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. While it is believed that such estimates are reasonable, actual results could differ from those estimates.

            CONCENTRATIONS OF CREDIT RISK - Financial instruments, which potentially subject the Company to concentrations of credit risk, consist principally of cash. The Company places its cash with high credit quality financial institutions.

            FINANCIAL INSTRUMENTS - The estimated fair values of the Company's financial instruments approximate their carrying value because of the short-term maturity of these instruments or the stated interest rates are indicative of market interest rates.

            CASH AND CASH EQUIVALENTS - The Company considers all highly liquid debt instruments having maturities of three months or less at the date of purchase to be cash equivalents.

            PROPERTY AND EQUIPMENT - Property and equipment is carried at original cost. Maintenance or repair costs are charged to expense as incurred. When assets are sold or retired, the remaining costs and related accumulated depreciation are removed from the accounts and any resulting gain or loss is included in income. For financial reporting purposes, depreciation of property and equipment is provided using the straight-line method based upon the expected useful lives of the assets. Estimated useful lives of assets are as follows:

            Furniture and fixtures                                       7 years
            Computer systems and equipment                               5 years
            Office equipment                                             5 years

            RECLASSIFICATIONS - Certain reclassifications have been made to the accompanying statements of changes in shareholders' equity (deficit) and the statements of cash flows for the nine months ended September 30, 1999 for non-cash investing and financing activities.

                                                    FIRST CHOICE MARKETING, INC.
                                                   NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE A BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

            REVENUE RECOGNITION - The Company requires payment when sales orders are placed and recognizes revenue concurrently.

NOTE B      NOTES PAYABLE

            At September 30, 1999, notes payable consists of two promissory notes dated August 11, 1999 and September 28, 1999. Each note has a principal balance of $50,000 and bears interest at 10%. The notes are payable 180 days from the date of execution and are secured by 1,450,000 shares of common stock of the Company.

            During November 1999, the principals of the firm which holds the notes became shareholders of the Company.

            On December 15, 1999, the above notes and the related accrued interest were consolidated into a promissory note with an outstanding balance at December 31, 1999 of $156,000. The note bears interest at 10% and is payable 90 days from the date of execution with an additional renewal period of 90 days. The note is secured by 1,450,000 shares of common stock of the Company.

            Management is negotiating the renewal of this note.

NOTE C      INCOME TAXES

            At inception, the Company was classified as a subchapter S corporation for income tax purposes, which resulted in income, deductions, and credits to be reported on the individual shareholders' personal income tax returns. As such, no provision for the tax effects of any operating losses during 1998 has been considered in the calculations of any taxes currently due or deferred.

            Effective January 1, 1999, the Company rescinded its subchapter S status and elected to be taxed under subchapter C of the Internal Revenue Code. Income taxes are provided for the tax effects of transactions reported in the financial statements, and consist of taxes currently due plus deferred taxes. Deferred taxes are recognized on all significant differences between the basis of assets and liabilities for financial statement and income tax purposes. The differences relate primarily to depreciable assets and net operating losses carried forward. Deferred tax assets and liabilities represent the future tax return consequence of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled in the future, based upon enacted tax laws and rates applicable at that time. Non-current income tax expense reflects the net change during the period in deferred tax assets and liabilities.

                                                    FIRST CHOICE MARKETING, INC.
                                                   NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE C      INCOME TAXES (CONTINUED)

            During the nine months ending September 30, 1999, the Company recorded a tax benefit of $37,211 for deductions available to offset future taxable income. As a result of change in ownership effective December 31, 1999, the benefit of these deductions was lost. Therefore, income tax expense of an equal amount was recognized to write-off the previously recorded deferred tax asset and no additional income tax benefit has been recognized for the operating losses generated during the three months ending December 31, 1999.


NOTE D      LEASES

            The Company has entered into an operating lease for office space. Future minimum lease payments at December 31, 1999 are as follows:

                         2000                                           $ 53,638
                         2001                                             57,945
                         2002                                             39,220
                         2003                                             10,769
                                                                        $161,572

            Rent expense for the period ended December 31, 1998, the nine months ended September 30, 1999 and the three months ended December 31, 1999 amounted to $350, $12,500 and $8,025, respectively.

NOTE E      STOCK WARRANTS

            During the nine months ended September 30, 1999, the Company issued two common stock warrant certificates. Each certificate is exercisable for 270,000 shares of common stock of the Company at an exercise price of one dollar per share. The warrants commence on August 17, 1999 and September 2, 1999 and expire 5 years after the commencement.

            During November 1999, the principals of the firm issued the two warrant certificates became shareholders of the Company.

            A common stock warrant certificate was issued to a related party on December 15, 1999 exercisable for 270,000 shares of common stock of the Company at an exercise price of one dollar per share. The warrant has a five-year term commencing December 15, 1999.

            The terms of the warrants were amended when the Company was acquired by iExalt, Inc. (See Note H). The amendments provided that warrants

                                                    FIRST CHOICE MARKETING, INC.
                                                   NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------
            for 270,000 shares become exercisable

NOTE E      STOCK WARRANTS (CONTINUED)

            in each of the next three years, but only if certain earnings goals for the Company are met.

            No warrants have been exercised at December 31, 1999.

NOTE F      RELATED PARTY TRANSACTIONS

            The Company obtained $12,641 of printing services from an entity owned by a shareholder during the three months ending December 31, 1999 and $18,224 during the nine months ended September 30, 1999.

NOTE G      SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING
            ACTIVITIES

            Non-cash investing and financing transactions included the following:

            During the three months ending December 31, 1999, the Company converted $6,000 of accrued interest into a note payable and issued 10,000 shares of its common stock to an employee in lieu of compensation.

            During the nine months ending September 30, 1999, the Company issued 110,000 shares of its common stock in exchange for $17,500 of printing and computer services and issued 78,000 shares of its common stock in exchange for a $39,000 reduction in loans from shareholders.

NOTE H      SUBSEQUENT EVENTS

            As of December 31, 1999, all of the outstanding stock of the Company was acquired by iExalt, Inc. (iExalt). In consideration for this purchase, the Company's shareholders received 2,727,000 shares of common stock in iExalt. In addition, over the next three years, the shareholders are entitled to receive 333,333 additional shares per year if certain earnings goals are met, and the two principal shareholders stay in the employ of the Company.

            The two principal shareholders entered into three-year employment contracts with the Company. Each received $20,000 and 150,000 common stock options exercisable at $1.80 per share. The options vest in the amount of 50,000 per year on the anniversary of the acquisition and are exercisable only if the earning goals are met.

            In January 2000, the Company filed an Assumed Name certificate to conduct business as iExaltFamily.com.

            In February 2000, one of the principal shareholders resigned from employment with the Company. This shareholder agreed to return

            425,000 shares of the iExalt stock and to pay $10,000 related to the employment contract to iExalt by June 30, 2000.

                                                    FIRST CHOICE MARKETING, INC.
                                                   NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE H         SUBSEQUENT EVENTS (CONTINUED)


            The unaudited pro forma results of iExalt, Inc. and the Company for the twelve months ended December 31, 1999 and 1998 are shown below.



BALANCE SHEET AT DECEMBER 31, 1999 AND INCOME STATEMENT FOR THE YEAR THEN ENDED

p

                                iEXALT, INC.       PRO FORMA      FIRST CHOICE          iEXALT,
                                 PRO FORMA        ADJUSTMENTS       MARKETING             INC.
                               ------------       ----------      ------------       ------------
                                (Unaudited)        (Note A)        (Unaudited)        (Unaudited)

Revenues ................      $  2,986,972       $     --        $     55,924       $  2,931,048
                               ------------       ----------      ------------       ------------
Net Income ..............      $ (1,276,907)      $  (60,783)     $   (253,201)      $   (962,923)
                               ============       ==========      ============       ============

Earnings(loss) per share       $     (0.051)
                               ============

Pro Forma Weighted Average
  Shares Outstanding ....        25,034,933
                               ============

Current Assets ..........      $    318,271       $     --        $      8,264       $    310,007
Property & Equipment, net           411,617             --              70,279            341,338
Goodwill, net ...........         3,337,447        2,370,530              --              966,917
Other Assets, net .......           184,617             --               2,675            181,942
                               ------------       ----------      ------------       ------------
Total Assets ............      $  4,251,952       $2,370,530      $     81,218       $  1,800,204
                               ============       ==========      ============       ============

Current Liabilities .....      $  1,198,234       $     --        $    178,444       $  1,019,790
Long-term Liabilities ...           352,087             --               2,087            350,000
Shareholders' Equity ....         2,701,631        2,370,530           (99,313)           430,414
                               ------------       ----------      ------------       ------------
Total Liabilities &
  Shareholders Equity ...      $  4,251,952       $2,370,530      $     81,218       $  1,800,204
                               ============       ==========      ============       ============

Explanations for Adjustments:

Note (A) To record goodwill from acquisition of First Choice Marketing, Inc.

BALANCE SHEET AT DECEMBER 31, 1998 AND INCOME STATEMENT FOR THE YEAR THEN ENDED

                                iEXALT, INC.       PRO FORMA      FIRST CHOICE          iEXALT,
                                 PRO FORMA        ADJUSTMENTS       MARKETING             INC.
                               ------------       ----------      ------------       ------------
                                (Unaudited)        (Note A)        (Unaudited)        (Unaudited)

Revenues ................      $  2,976,899       $     --        $     14,078       $  2,962,821
                               ------------       ----------      ------------       ------------
Net Income ..............      $    (52,124)      $  (60,783)     $     (8,622)      $     17,281
                               ============       ==========      ============       ============

Earnings (loss) per share      $     (0.002)
                               ============

Pro Forma Weighted Average
  Shares Outstanding ....        23,983,493
                               ============

Current Assets ..........      $    247,613       $     --        $     14,288       $    233,325
Property & Equipment, net            81,782             --              35,687             46,095
Goodwill, net ...........         3,351,277        2,431,313              --              919,964
                               ------------       ----------      ------------       ------------
Total Assets ............      $  3,680,672       $2,431,313      $     49,975       $  1,199,384
                               ============       ==========      ============       ============

Current Liabilities .....      $    293,589       $     --        $      1,900       $    291,689
Long-term Liabilities ...            72,730             --              55,697             17,033
Shareholders' Equity ....         3,314,353        2,431,313            (7,622)           890,661
                               ------------       ----------      ------------       ------------
Total Liabilities &
  Shareholders' Equity ..      $  3,680,672       $2,431,313      $     49,975       $  1,199,383
                               ============       ==========      ============       ============

Explanations for Adjustments:

Note (A) To record goodwill from acquisition of First Choice Marketing, Inc.



In Management's opinion, the unaudited pro forma combined results of operations may not be indicative of the actual results that would have occurred had the acquisition been consummated at the beginning of 1998 or of the future operations of the combined companies.